   As filed with the Securities and Exchange Commission on February 20, 1998
                                             Registration No. 333-___________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  PH Group Inc.
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                      Ohio
-------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   31-1202180
-------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

                 2365 Scioto Harper Drive, Columbus, Ohio 43204
-------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                   PH Group Inc. Employee Stock Purchase Plan
-------------------------------------------------------------------------------
                            (Full Title of the Plan)

                            Kenneth J. Warren, Esq.,
                5920 Cromdale Drive, Suite 1, Dublin, Ohio 43017
-------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)


                                  614-766-1960
-------------------------------------------------------------------------------
          Telephone Number, Including Area Code, of Agent For Service.


                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                    Proposed         Proposed
                                                                     maximum          maximum
               Title of securities               Amount to be    offering price      aggregate         Amount of
                to be registered                  registered       per share*     offering price*  registration fee
 ---------------------------------------------------------------------------------------------------------------------
        Common Shares, without par value            250,000           $3.12         $780,000           $230

======================================================================================================================

* The proposed maximum offering price per share of $3.00 is based upon the average of the bid and asked prices on the Electronic Bulletin Board on February 17, 1998 pursuant to paragraph (c) and (h) of Rule 457.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in (a) through (c) below are incorporated by reference in this Registration Statement; and all documents subsequently filed by PH Group Inc., an Ohio corporation (the "Registrant"), pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         (a) The Registrant's latest Annual Report on Form 10-KSB (Commission File No. 0-8115), filed pursuant to Section 13(a) of the Exchange Act.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in (a) above.

         (c) The description of the Registrant's Common Shares contained in the Registrant's Current Report on Form 8-K, dated February 4, 1998 (Commission File No. 0-8115), including any amendment or report filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Common Shares of the Registrant will be passed upon for the Registrant by Kenneth J. Warren, Esq., Dublin, Ohio. Mr. Warren, by reason of his being a member of Phoenix Management, Ltd., has a pecuniary interest of 3.167% (9,816 shares) in the Common Shares of which Phoenix is the beneficial owner; has options to purchase 7,500 Common Shares of Registrant; and is the Secretary of Registrant.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 1701.13 of the Ohio General Corporation Law ("Section 1701.13") provides that an Ohio corporation may indemnify its directors and officers, under certain circumstances, against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 1701.13 also provides that directors and officers may also be indemnified against expenses (including attorneys' fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

         Article VII of the Registrant's Amended Articles of Incorporation, as amended, requires the Registrant to indemnify its officers and directors to the fullest extent not prohibited by law which indemnification may, in fact, exceed the scope of the indemnity expressly authorized by Section 1701.13.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following Exhibits are filed as part of this Registration
Statement:

(4)  Instruments Defining the Rights of Security Holders.

         4.1. See Articles III, IV, V and VI of the Amended and Restated Articles of Incorporation of the Registrant (reflecting the Registrant's Amended Articles of Incorporation and all amendments thereto) (incorporated by reference to Exhibit 3.1 of Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1997 (Commission File No. 0-8115).

         4.2. See Article I, Sections 1(F), 2 and 3 of Article II, Article IV and Sections 1 and 3 of Article V of the Company's Amended and Restated Code of Regulations (reflecting the Registrant's Code of Regulations and all amendments thereto) (incorporated by reference to Exhibit 3.2 of Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1997 (Commission File No. 0-8115)).

(5) Opinion re Legality.

         5.1. Opinion of Kenneth J. Warren, Esq. as to the validity of the Common Shares being registered hereunder.

(23)  Consents of Experts and Counsel.

         23.1.    Consent of Greene & Wallace, Inc.

         23.2.    Consent of Kenneth J. Warren, Esq. is set forth as part of
                  Exhibit 5.1 above.

(24) Powers of Attorney.

         24.1.    Powers of Attorney.

         24.2. Certified copy of resolution of Registrant's Board of Directors authorizing officers and directors signing on behalf of the Registrant to sign pursuant to a power of attorney.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on this 19th day of February, 1998.

                                          PH GROUP INC.
                                          (Registrant)


                                          By: /s/ CHARLES T. SHERMAN
                                              ------------------------------
                                                  Charles T. Sherman
                                                  President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 19, 1998.

   Signature                                                 Title
   ---------                                                 -----

CHARLES T. SHERMAN*                    Director, Chairman of the Board, President and Chief
---------------------------            Executive Officer (principal executive and financial
Charles T. Sherman                     officer)

KENNETH P. FURLONG*                    Treasurer (principal accounting officer)
---------------------------
Kenneth P. Furlong

                                       Director
---------------------------
Bob Binsky

ALIDA BREEN*                           Director
---------------------------
Alida Breen

MICHAEL W. GARDNER*                    Director
---------------------------
Michael W. Gardner

DAVID H. MONTGOMERY*                   Director
---------------------------
David H. Montgomery

TERRY SANBORN*                         Director
---------------------------
Terry Sanborn

*Charles T. Sherman, by signing his name hereto, does sign this document on behalf of the person indicated above pursuant to a Power of Attorney duly executed by such person.

By:/s/CHARLES T. SHERMAN
   ------------------------
   Charles T. Sherman, Attorney-in-Fact

                                  EXHIBIT INDEX





                                                                                                        PAGE IN
                                                                                                     SEQUENTIALLY
   EXHIBIT                                                                                             NUMBERED
   NUMBER                               DESCRIPTION                                                      COPY

   4.1.        See Articles III, IV and V of the Amended and Restated Articles                             *
               of Incorporation of Registrant (reflecting the Registrant's
               Amended Articles of Incorporation and all amendments thereto)
               (incorporated by reference to Exhibit 3.1 of Registrant's
               Quarterly Report on Form 10-QSB for the quarterly period ended
               March 31, 1997 (the "Form 10-QSB")).

   4.2.        See Article I, Section 1(F), 2 and 3 of Article II, Article IV                              *
               and Sections 1 and 3 of Article V of the Amended and Restated
               Code of Regulations of Registrant (reflecting the Registrant's
               Code of Regulations and all amendments thereto) (incorporated by reference to Exhibit 3.2 of the Form 10-QSB).

   5.1.        Opinion of Kenneth J. Warren, Esq., as to the validity of the Common                        7
               Shares being registered hereunder.

   23.1.       Consent of Greene & Wallace, Inc.                                                           9

   23.2.       Consent of Kenneth J. Warren, Esq., is set forth as part of Exhibit
               5.1 above.

   24.1.       Powers of Attorney.                                                                        10

   24.2.       Certified copy of resolution of Registrant's Board of Directors authorizing                16
               officers and directors signing on behalf of the Registrant to sign pursuant to a power of attorney.



* Incorporated by reference